EXHIBIT 10.2

                SECURED SERVICES INC. INCENTIVE STOCK OPTION PLAN

      1.    Definitions

            (a)   The "Company" means SecureD Services Inc.

            (b) The "Code" means the Internal Revenue Code of 1986, as amended.

            (c) "Affiliated Institution" means any entity that is a parent or subsidiary corporation of the Company (as defined in Section 425(e) and (f) of the Code).

            (d)   The "Plan" means this Incentive Stock Option Plan.

            (e)   "Shares" means common stock of the Company.

            (f) "Outstanding Shares" is defined as the authorized and issued common stock of the Company. Such issued stock may include previously issued shares that have been reacquired by the Company.

            (g)   The "Board" means the Board of Directors of the Company.

            (h) "Option" means any option to purchase Shares as awarded under the Plan.

            (i) "Optionee" means any key employee or consultant of the Company who is awarded an Option.

            (j) "Optionee's Family" shall be limited to parents, brothers and sisters, spouse, children (whether or not adopted) and grandchildren, or a trust or family limited partnership of which the beneficiaries or partners are limited to the Optionee and such family.

            (k) "Incentive Options" means Options which constitute Incentive Stock Options under Section 422 of the Code.

            (l) "Nonqualified Options" is defined as Options which do not constitute Incentive Options.

            (m)   The "Stock Option Agreement" is an agreement which:

                  (i)   specifies the terms of the Option;

                  (ii) shall expressly state or incorporate by reference the provisions of this Plan;

                  (iii) shall state whether the option is an Incentive Option or
                        Nonqualified Option; and

                  (iv) is executed by the Company and the Optionee as soon as practicable after an award.

                  A copy of a standard Stock Option Agreement is attached to this plan as Appendix A.

            (n) The "Standard Terms and Conditions" are defined and specified in the attached Stock Option Agreement.

            (o) "Standard Vesting Schedule" is defined as the following schedule by which Options will vest and become exercisable:
                  1/3rd of Shares granted through an Option shall vest and become exercisable on the twelve month anniversary of the grant date and 1/24th of such Shares shall vest on each monthly anniversary thereafter until the total number of Shares is vested.


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      2.    Purpose of the Plan

      This SECURED SERVICES INC. INCENTIVE STOCK OPTION PLAN is intended to (a) provide incentive to key employees and consultants of the Company and its Affiliated Institutions to stimulate their efforts to operate and manage the Company in a manner that will provide for long-term growth and profitability of the Company; (b) encourage stock ownership by key employees and consultants by providing them with a means to acquire a proprietary interest and a sense of personal involvement in the Company, and to receive compensation which is based on appreciation in the value of the Shares, and (c) encourage key employees and consultants to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders.

Accordingly, the Company may grant one or more Options to designated employees and consultants who shall then be entitled to acquire Shares pursuant to the terms and conditions established herein and those conditions set forth in a Stock Option Agreement entered into pursuant to Paragraph 5 below.

      3.    Administration of the Plan

      The Plan shall be administered by the Board. The Board shall have sole authority to select from time to time the employees and consultants from among those eligible to whom Options shall be granted under the Plan, to establish the number of such Shares which may be sold to each employee or consultant and the time when certificates for such Shares shall be issued, and to prescribe the legend to be affixed to the certificate representing such Shares. The Board is also authorized to interpret the Plan and may from time to time adopt such rules, regulations, forms and agreements, not otherwise inconsistent with the provisions of the Plan, as the Board may deem advisable to carry out the Plan. All decisions made by the Board in administering the Plan shall be final. The Board may delegate the administration of the plan to a committee that consists of a subset of the members of the Board. Further a duly designated officer of the company may be appointed by such committee to perform the day-to-day administration of the plan.

The Board or its designates have the authority to administer all aspects of the plan including: determining which persons may receive Options, the method of awarding Options, terms and conditions of Options (price, period, vesting, etc.), the ability to adjust terms, forms utilized to award Options, determining disability or retirement, the ability to cancel Options, plan interpretation, conditions necessary for a participant to receive a certificate (i.e., paperwork, tax withholding, etc.), the type of employee termination event, final say on transferability, determining allowable methods of award/exercise/payment the appointment and compensation of consultants to assist in its duties, among other things.

      4.    Shares Subject to the Plan

      The aggregate number of Shares which may be acquired under the Plan shall not exceed 1,000,000 Shares. Except as may otherwise be provided herein, any Shares subject to an award that expires for any reason or terminates unexercised, shall again be available for issuance under this Plan. Any Shares which remain unissued at the termination of the Plan shall cease to be subject to the Plan, but until termination of the Plan, the Company shall at all times make sufficient Shares available to meet the requirements of the Plan. The aggregate number of Shares, which may be sold under the Plan, shall be adjusted to reflect any stock dividend or stock split or any other change to the capital structure of the Outstanding Shares of the Company. The Shares which are sold according to this Plan may be designated restricted stock and would therefore be subject to all accompanying rights and restrictions.

      5.    Stock Options

            (a) Type of Options. Under the Plan, the Company may issue Incentive Options and Nonqualified Options. To the extent that any Option is not designated as an Incentive Option, or if it is so designated but does not qualify as an Incentive Option, it shall constitute a Nonqualified Option.

            (b) Terms of Options. Except as provided in Subparagraph (c) below, each Option granted under the Plan shall be subject to the Standard Terms and Conditions set forth by the Board in the Stock Option Agreement including, but not limited to price, term and accompanying exercise and vesting rights. Unless modified


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according to this section 5 (b) each Option will vest and become exercisable in accordance with the Standard Vesting Schedule. The Board or their designate(s) have the authority to alter the Standard Terms and Conditions, including the Standard Vesting Schedule on a case by case basis if, in their discretion, it is in the best interests of the Company.

            (c) Additional Terms Applicable To All Options. Each option shall be subject to the following terms and conditions.

                  (i) Written Notice. An option may be exercised only by giving written notice to the Company specifying the number of Shares to be purchased.

                  (ii) Method of Purchase. Upon exercise, the purchase price shall be paid by cash or certified or cashier's check, or to the extent permitted by the Board, by delivery of previously-acquired shares of common stock having a fair market value equal to the purchase price.

                  (iii) Death of Optionee. If an Optionee has Terminated Employment due to death, each Option granted to that Optionee shall be cancelled one hundred eighty (180) days after the date of appointment of legal representative, or on the expiration date of such Option, whichever period is shorter. If an Optionee dies prior to the exercise in full of any Options, such Options may only be exercised, if at all, by a member of Optionee's Family who is a beneficiary of such Option as designated on the written beneficiary designation form as prescribed by the Board and filed by the Optionee with the Company, or, if no such designation shall have been filed, then by a member of the Optionee's Family designated under the Optionee's will. Except as otherwise provided in the Stock Option Agreement, the death of an Optionee shall not accelerate any vesting rights provided for in the Stock Option Agreement.

If an Optionee has Terminated Employment due to a Disability, this Option shall be cancelled one hundred eighty (180) days following the date of such Termination of Employment or on the expiration of the Option, whichever period is shorter.

If an Optionee has Terminated Employment due to Retirement or the Termination of Employment is involuntary on the part of the Optionee (but is not due to death or Disability or with Cause), any Option held by such Optionee shall thereupon terminate, except that such Option, to the extent then exercisable, may be exercised for the lesser of the one hundred eighty (180)-day period following the date of such Termination of Employment or until the expiration of the Option Period.

If the Optionee has Terminated Employment that is either (a) voluntary on the part of the Optionee (and is not due to Retirement) or (b) with Cause, the Option shall terminate immediately.

The death or Disability of an Optionee after a Termination of Employment otherwise provided for herein shall not extend the time permitted to exercise an Option. If the Optionee is subject to Section 16 of the Exchange Act at the time he incurs a Termination of Employment other than for Cause, any time period provided for in this Paragraph 4 shall be suspended or delayed during the period the Optionee would be subject to liability for engaging in "short-swing" transactions under Section 16 of the Exchange Act, but such suspension or delay shall not extend such time period more than 6 months and one day, nor beyond the original Option Period.

                  (iv) Transferability of Options. Options granted under this Plan shall not be transferable, pledgable or assignable other than by will or the laws of descent and distribution. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any Option under this Plan or of any rights or privilege conferred thereby, contrary to the provisions of this Plan, or the sale or levy on any attachments or similar process upon the rights and privileges conferred hereby, shall be null and void.

                  (v) Option Price. The option price per Share shall be 100% (110%, if the Option is intended to be an Incentive Option and at the time of grant the Optionee is a 10% stockholder of the Company or an Affiliated Institution within the meaning of Section 422 of the Code) of the fair market value of such Share on the date the option is granted.


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                  (vi) Term of Option. No option may be exercisable more than ten years after the date of grant.

      6.    Shares Subject to Stockholders Agreement

      All Shares issued under this Plan shall be subject to the Stockholders Agreement (if any) in effect at the time Shares are issued.

      7.    Amendment or Termination of the Plan

      The Board may in its discretion terminate the Plan at any time with respect to any Shares which are not subject to issued but unexercised Options, and may alter, or amend the Plan, or any part thereof from time to time, except that any such termination, alteration or amendment shall not, without the written consent of an Optionee, adversely affect that Optionee's rights under an Option previously granted.

      8.    Term of Plan

      The Plan shall be effective upon the date of its adoption by the Board (the "Effective Date"), provided that Incentive Options may be granted only if the shareholders of the Company approve the Plan within twelve months before, or after the date of adoption of the Plan by the Board. Shares shall not be awarded under the Plan after the expiration of ten years from the effective date of the Plan.

      9.    Delegation of Authority

      The Board may in its discretion appoint a committee (hereinafter referred to as the "Committee") of not less than two non officer directors who shall serve at the pleasure of the Board to administer the Plan. The Board may delegate any authority conferred to the Board by this Plan to the Committee and any determination by the Committee shall be considered the equivalent of a determination by the Board.

      10.   Rights as Shareholder

      Upon delivery of any Shares to an employee or consultant, such employee or consultant shall have all of the rights of a shareholder of the Company with respect to such Shares, including the right to vote such Shares and to receive all dividends or other distributions paid with respect to such Shares. The Company reserves the right to withhold the issuance of Shares under this Plan if the Company is not publicly traded, if its shares are not registered, or if the required tax withholding is not obtained from the Optionee.


      11.   Adjustments; Merger and Consolidation

      In the event of any change in the number of outstanding shares of common stock of the Company by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, the Board shall adjust the number of Shares which may be issued under the Plan and shall provide for an equitable adjustment of any outstanding option or Shares issuable pursuant to an outstanding option under this Plan.

      12.   Employment Relationship

      An employee shall be considered to be in the employment of the Company or a related corporation as long as he remains an employee of the Company or of an Affiliated Institution. Nothing herein shall confer on any employee the right to continued employment with the Company or with an Affiliated Institution or affect the right of the Company or an Affiliated Institution to terminate such employment.


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      13.   Withholding of Tax

      To the extent the awarding of an Option or issuance of Shares results in the receipt of compensation by an employee or consultant, the Company is authorized to withhold from any other cash compensation then or thereafter payable to such employee or consultant any tax required to be withheld by reason of the receipt of compensation resulting from the issuance of Shares. Alternatively, the employee or consultant may tender a certified or cashier's check in the amount of tax required to be withheld.

      14.   Limitation on Value for Incentive Stock Options

      For all Incentive Options granted under the terms of this Plan, to the extent that the aggregate fair market value (determined at the time the Incentive Option is granted) of the Shares with respect to which Incentive Options are exercisable for the first time by the Optionee during any calendar year (under this Plan and all other incentive stock option plans of the Company, a related corporation or a predecessor corporation) exceeds $100,000, such Options shall be treated as Nonqualified Options to the extent required by
Section 422 of the Code.

      15.   Change in Control

      Notwithstanding anything in the foregoing to the contrary, in the event of a "Change in Control" all unvested options shall vest and become immediately exercisable. For purposes of this Plan, a "Change in Control" shall be deemed to have occurred if (i) the Company is merged or consolidated or reorganized into or with another corporation or other legal person other than a shareholder as of the Effective Date (an "Acquiror") and as a result of such merger, consolidation or reorganization less than 50% of the outstanding voting securities or other capital interests of the surviving, resulting or acquiring corporation or other legal person are owned, directly or indirectly, in the aggregate by the stockholders of the Company immediately prior to such merger, consolidation or reorganization, other than by the Acquiror or any corporation or other legal person controlling, controlled by or under common control with the Acquiror;
(ii) the Company sells all or substantially all of its business and/or assets to an Acquiror, of which less than 50% of the outstanding voting securities or other capital interest are owned , directly or indirectly, in the aggregate by the stockholders of the Company immediately prior to such sale, other than by any corporation or other legal person controlling, controlled by or under common control with the Acquiror; or (iii) during any period of two consecutive years, individuals who at the beginning of any such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director of the Company was approved by a vote of at least two-thirds of such directors of the Company then still in office who were directors of the Company at the beginning of any such period. If a Change in Control is deemed to have occurred then the Optionee may elect to receive cash, less the option price and any applicable tax withholdings, in lieu of being issuing Shares under this plan.

      16.   Miscellaneous

The Board or their designates, at their discretion, may elect to pay any Optionee out in cash in lieu of issuing shares upon the exercise of an option.


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                             STOCK OPTION AGREEMENT
                              SecureD Services Inc.

Date of Grant:

      THIS GRANT is delivered by SecureD Services Inc., a Delaware corporation (the "Company"), to ___________________ (the "Optionee"), an employee/consultant of the Company.

      WHEREAS, the Board of Directors of the Company has adopted the SecureD Services Inc. Incentive Stock Option Plan (the "Plan"); and

      WHEREAS, the Plan provides for the granting of stock options to eligible employees and consultants to purchase shares of the Company's Common Stock, par value $.01 per share (the "Shares"), in accordance with the terms and provisions thereof; and

      WHEREAS, the Board of Directors considers Optionee to be a person who is eligible for this grant and has determined that it would be in the best interest of the Company to grant this Option to him or her.

      NOW THEREFORE, subject to the terms and conditions of the Plan, which is incorporated herein by reference, and of this Agreement, the parties agree as follows.

      1.    Grant of Option

      The Board of Directors hereby grants to Optionee an option to purchase up to ___________ shares of common stock at a price of $_______ per share, which is the fair market value at the Date of Grant. This option is hereinafter referred to as the "Option" and the shares of stock purchasable upon exercise of the Option are sometimes referred to hereinafter as the "Option Shares" or "Shares."

      2.    Vesting Rights

      Optionee may exercise his or her right to purchase 1/3th of the total number of Option Shares subject to this grant on the 12-month anniversary of the Date of Grant and the remaining 2/3 of the grant may be exercised at a rate of 1/24th on each subsequent monthly anniversary of the Date of Grant. These option rights may be exercised singularly or on a cumulative basis.

      3.    Termination of Option

      To the extent not previously exercised, an Option shall immediately terminate and become null and void once Optionee is no longer employed by or is no longer a consultant of the Company or an Affiliated Institution. This provision shall not apply to termination by reason of death.

      4.    Optionee's Representations

      As a condition to the exercise of this Option, the Optionee shall represent to the Company that the Shares being acquired under this Option are for investment, and not with a present view toward distribution or resale, unless counsel for the Company is then of the opinion that such a representation is not required under any applicable law, regulation or rule of any governmental agency. This Option may not be exercised if the issuance of Shares upon such exercise would constitute a violation of any applicable federal or state securities law or any other valid law or regulation.


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      5.    Transferability

      This Option may not be transferred in any manner except by will or by the laws of descent and distribution, and may be exercised during the lifetime of the Optionee only by him or her. In the event of Optionee's death, this Option may be exercised by an Optionee's Family member designated on the Beneficiary Designation Form attached hereto, or in the absence of such designation, the Option may be exercised pursuant to the Plan by his/her personal representative. The terms of this Option shall be binding upon the Optionee's executors, administrators, heirs, assigns and successors.

      6.    Term

      The Option may not be exercised more than ten (10) years after the Date of Grant specified above.

      7.    Amendment

      The Board of Directors may amend this Option at any time without the consent of Optionee; provided, however, that no amendment may adversely affect Optionee's rights hereunder.

      8.    Shares Subject to Stockholders Agreement

      All Shares issued upon the exercise of an Option shall be subject to the Stockholders Agreement (if any) in effect at the time such Shares are issued.

      9.    Incorporation by Reference

      The Option is granted pursuant to the terms of the Plan, which are hereby incorporated herein by reference, and this Agreement shall in all respects be interpreted in accordance with the Plan. All Board interpretations and determinations shall be conclusive and binding on the parties hereto and on any other person claiming an interest hereunder.

      10.   Governing Law

      The validity, construction, interpretation and effect of this Agreement shall exclusively be governed by and determined in accordance with the laws of the State of Delaware, except to the extent preempted by federal law.

      11.   Option Type (Check One)

      ________ Incentive Option - This Option is intended to constitute an Incentive Stock Option as defined under Section 422 of the Internal Revenue Code of 1986, as amended.

      ________ Nonqualified Option - This Option is not intended to constitute an Incentive Stock Option.

      IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Agreement, and Optionee has placed his or her signature herein, effective as of the Date of Grant.

SecureD Services Inc.


By:  ____________________________.

Its: ____________________________.


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ATTEST:

      The Optionee acknowledges that he or she has received a copy of the Plan and is familiar with the terms and conditions set forth therein. The Optionee agrees to accept as binding, conclusive and final all decisions and interpretations of the Board of Directors and, where applicable, any committee appointed by the Board of Directors to administer the Plan. As a condition to the exercise of this Option, the Optionee authorizes the Company to withhold from any regular cash compensation payable by the Company any taxes required to be withheld under any federal, state or local law as a result of exercising this Option.


Dated: _____________________________

By:
       _______________________________________
              Optionee

                          (To be executed in duplicate)


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                          BENEFICIARY DESIGNATION FORM


Name:__________________ Social Security Number:_______________ Date:____________

      You may designate a primary beneficiary (one or more persons) and a contingent beneficiary (one or more persons) to whom rights under your Option will pass in the event of your death. Note that according to the Plan, your beneficiary designation will only be effective if it names one or more members of the Optionee's Family. You may name more than one person as a primary or contingent beneficiary. For example, you may wish to name your spouse as primary beneficiary and your children as contingent beneficiaries. Your contingent beneficiary(ies) will have no rights with respect to your Option if any of your primary beneficiaries survive you. All primary beneficiaries will have equal rights with respect to your Option unless you indicate otherwise. The same rule applies for contingent beneficiaries.

I hereby designate my beneficiary(ies):

      Primary Beneficiary(ies)
               Name:
               Address:
               Social Security Number
               Relationship to You:

      Contingent Beneficiary(ies)
               Name:
               Address:
               Social Security Number
               Relationship to You:

      I certify that my designation of beneficiaries set forth above is my free act and deed and acknowledge that when effective it will revoke any prior designation I may have made with regard to the Option set forth above.


Name (Please Print):________________ Signature:_________________ Date:__________

      This Beneficiary Designation Form shall be effective on the day it is received by the CEO (or his designee) of the Company at __________________________________. This Form shall be (i) delivered by personal delivery, facsimile, United States mail or by express courier service, and (ii) deemed to be received upon personal delivery, upon confirmation of receipt of facsimile transmission or upon receipt by the President (or his designee) if by United States mail or express courier service; provided, however, that if this Form is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

RECEIVED AND ACKNOWLEDGED:

SecureD Services Inc.


Date:  ___________________                By:___________________________________
                                              CEO or a Duly Authorized Designee